SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2010

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue

P. O. Box 4505

Norwalk, Connecticut 06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On March 30, 2010, Xerox Corporation (the “Company”) announced that Anne M. Mulcahy, one of the Company’s named executive officers and Chairman of the Board, will not stand for reelection at the Company’s Annual Meeting of Shareholders on May 20, 2010 and, effective May 20, 2010, will step down as Chairman of the Board. The Company also announced that Ursula M. Burns, currently Chief Executive Officer, has been elected to succeed Mrs. Mulcahy as Chairman of the Board, effective May 20, 2010. A copy of the press release on this topic is attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99	Registrant’s press release dated March 30, 2010 regarding Anne M. Mulcahy and Ursula M. Burns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ DON H. LIU
Don H. Liu
Senior Vice President and Secretary

Date: March 30, 2010

EXHIBIT INDEX

Exhibit No.	Description

99	Registrant’s press release dated March 30, 2010 regarding Anne M. Mulcahy and Ursula M. Burns.